PIMCO Income Strategy Fund

PIMCO Income Strategy Fund II

[—] Common Shares

Issuable Upon Exercise of Rights

to Subscribe for such Shares

DEALER MANAGER AGREEMENT

New York, New York

March [—], 2010

UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

Each of [PIMCO Income Strategy Fund (formerly, PIMCO Floating Rate Income Fund) / PIMCO Income Strategy Fund II (formerly, PIMCO Floating Rate Strategy Fund)], a voluntary association with transferable shares organized and existing under and by virtue of the laws of The Commonwealth of Massachusetts (commonly referred to as a Massachusetts business trust) (the “Fund”), and Allianz Global Investors Fund Management LLC (the “Investment Manager”), hereby confirms the agreement with and appointment of UBS Securities LLC to act as dealer manager (the “Dealer Manager”) in connection with the issuance by the Fund to the holders of record (the “Record Date Shareholders”) at the close of business on the record date set forth in the Prospectus (as defined herein) (the “Record Date”) of transferable rights entitling such Record Date Shareholders to subscribe for up to [—] shares (each a “Share” and, collectively, the “Shares”) of common shares of beneficial interest, par value $0.00001 per share (the “Common Shares”), of the Fund (the “Offer”). Pursuant to the terms of the Offer, the Fund is issuing each Record Date Shareholder one transferable right (each a “Right” and, collectively, the “Rights”) for each Common Share held by such Record Date Shareholder on the Record Date. Such Rights entitle their holders to acquire during the subscription period set forth in the Prospectus (the “Subscription Period”), at the price set forth in such Prospectus (the “Subscription Price”), one Share for each [—] Rights exercised (the “Primary Subscription”) (except that any Record Date Shareholder who is issued fewer than [—] Rights will be able to subscribe for one full Share pursuant to the Primary Subscription), on the terms and conditions set forth in such Prospectus. No fractional Shares will be issued. Any Record Date Shareholder who fully exercises all Rights initially issued to such Record Date Shareholder (other than those Rights that cannot be exercised because they represent the right to acquire less than one Share) will be entitled to subscribe for, subject to allocation, additional Shares (the “Over-Subscription Privilege”) on the terms and conditions set forth in the Prospectus. The Rights are transferable and are expected to be listed on the New York Stock Exchange, Inc. (the “NYSE”) under the symbol “[PFL.RT / PFN.RT]”.

The Investment Manager acts as the Fund’s investment manager pursuant to an Investment Management Agreement by and between the Fund and the Investment Manager, dated as of [August 19, 2003 / October 19, 2004] (the “Investment Management Agreement”). Pacific Investment Management Company LLC (“PIMCO” or the “Sub-Adviser”) acts as the Fund’s sub-adviser pursuant to a Portfolio Management Agreement by and between the Investment Manager and PIMCO, as accepted and agreed to by the Fund, dated as of [August 19, 2003 / October 19, 2004] (the “Portfolio Management Agreement”).

The Fund has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (Nos. 333-[164386 / 164388]) and 811-[21374 / 21601]) and a related preliminary prospectus and preliminary statement of additional information under the Investment Company Act of 1940, as amended (the “Investment Company Act”), the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission under the Investment Company Act and the Securities Act (the “Rules and Regulations”), and has filed such amendments to such registration statement on Form N-2, if any, and such amended preliminary prospectuses and preliminary statements of additional information as may have been required to the date hereof. If the registration statement has not become effective, a further amendment to such registration statement, including forms of a final prospectus and final statement of additional information necessary to permit such registration statement to become effective, will promptly be filed by the Fund with the Commission. If the registration statement has become effective and any prospectus or statement of additional information contained therein omits certain information at the time of effectiveness pursuant to Rule 430A of the Rules and Regulations, a final prospectus and final statement of additional information containing such omitted information will promptly be filed by the Fund with the Commission in accordance with Rule 497(h) of the Rules and Regulations. The term “Registration Statement” means the registration statement, as amended, at the time it becomes or became effective, including financial statements and all exhibits and all documents, if any, incorporated therein by reference, and any information deemed to be included by Rule 430A. The term “Prospectus” means the final prospectus and final statement of additional information in the forms filed with the Commission pursuant to Rule 497(c), (e), (h) or (j) of the Rules and Regulations, as the case may be, as from time to time amended or supplemented pursuant to the Securities Act.

The Prospectus and letters to owners of Common Shares of the Fund, subscription certificates and other forms used to exercise rights, brochures, wrappers, any letters from the Fund to securities dealers, commercial banks and other nominees and any newspaper announcements, press releases and other offering materials and information that the Fund may use, approve, prepare or authorize for use in connection with the Offer, are collectively referred to hereinafter as the “Offering Materials”.

1.	Representations and Warranties.

a.	Each of the Fund and the Investment Manager jointly and severally represents and warrants to, and agrees with, the Dealer Manager as of the date hereof, as of the date of the commencement of the Offer (such later date being hereinafter referred to as the “Representation Date”), as of the Expiration Date (as defined below) and as of each closing date (a “Closing Date”) of the purchase of Shares upon exercise of Rights that:

i.

The Fund meets the requirements for use of Form N-2 under the Securities Act and the Investment Company Act and the Rules and Regulations. At the time the Registration Statement became or becomes effective, the Registration Statement contained or will contain all statements required to be stated therein in accordance with and did or will comply in all material respects with the requirements of the Securities Act, the Investment Company Act and the Rules and Regulations and did not or will not contain an untrue statement of a material fact or omit to state any material fact required to be stated

therein or necessary to make the statements therein not misleading. From the time the Registration Statement became or becomes effective through the expiration date of the Offer set forth in the Prospectus, as it may be extended as provided in the Prospectus (the “Expiration Date”), and the last Closing Date, the Prospectus and the other Offering Materials have not contained and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, Prospectus or Offering Materials made in reliance upon and in conformity with information relating to the Dealer Manager furnished to the Fund in writing by the Dealer Manager expressly for use in the Registration Statement, Prospectus or other Offering Materials as described in Section 7(g) hereof.

ii.	The Fund (i) has been duly formed, is validly existing as an unincorporated voluntary association under the laws of The Commonwealth of Massachusetts (commonly known as a “Massachusetts business trust”), (ii) has full power and authority to conduct all the activities conducted by it, to own or lease all assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus, (iii) has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, (iv) is duly licensed and qualified to do business and in good standing in each jurisdiction in which its ownership or leasing of property or its conducting of business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or other), business prospects, properties, net assets or results of operations of the Fund; (i) owns, possesses or has obtained and currently maintains all governmental licenses, permits, consents, orders, approvals and other authorizations, whether foreign or domestic, necessary to carry on its business as contemplated in the Prospectus (collectively, the “Licenses and Permits”); and (vi) has no subsidiaries.

iii.

The Fund is duly registered with the Commission under the Investment Company Act as a diversified, closed-end management investment company, no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the best of the Fund’s and the Investment Manager’s knowledge, threatened by the Commission, and all required action has been taken by the Fund under the Securities Act and the Investment Company

Act, as the case may be, necessary to make the public offering and consummate the issuance of the Rights and the issuance and sale of the Shares by the Fund upon exercise of the Rights, and the provisions of the Fund’s Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) and Amended and Restated Bylaws (the “Bylaws”) comply as to form in all material respects with the requirements of the Investment Company Act and the Rules and Regulations.

iv.	PricewaterhouseCoopers LLP, the independent registered public accounting firm whose report on the financial statements of the Fund set forth or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Fund as required by the Securities Act and the Investment Company Act, the Securities Act, the Rules and Regulations and by the rules of the Public Company Accounting Oversight Board.

v.	The financial statements of the Fund, together with the related notes and schedules thereto, set forth or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial condition of the Fund as of the dates or for the periods indicated in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and the information set forth in the Prospectus under the headings “Summary of Fund Expenses” and “Financial Highlights” presents fairly in all material respects the information stated therein.

vi.

The documents incorporated by reference in the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

vii.	The Fund has an authorized and outstanding capitalization as set forth in the Prospectus; the issued and outstanding Common Shares have been duly authorized and are validly issued, fully paid and non-assessable (except as described or referenced to in the Registration Statement and the Prospectus) and conform in all material respects to the description thereof in the Prospectus under the heading “Description of capital structure”; the Rights have been duly authorized by all requisite action on the part of the Fund for issuance pursuant to the Offer; the certificates for the Shares are in due and proper form; the Shares have been duly authorized by all requisite action on the part of the Fund for issuance and sale pursuant to the terms of the Offer and, when issued and delivered by the Fund upon exercise of the Rights pursuant to the terms of the Offer against payment of the consideration set forth in the Prospectus, will be validly issued, fully paid and non-assessable (except as described or referenced to in the Registration Statement and the Prospectus); the Shares and the Rights conform in all material respects to all statements relating thereto contained in the Registration Statement, the Prospectus and the other Offering Materials; and the issuance of each of the Rights and the Shares has been done in compliance with all applicable federal and state securities laws and is not subject to any preemptive rights.

viii.

Except as set forth in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) the Fund has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, other than in the ordinary course of business, that are material to the Fund, (B) there has not been any material change in the Common Shares or long-term debt of the Fund, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Fund, (C) there has been no dividend or distribution paid or declared in respect of the Fund’s Common Shares [NTD: confirm the planned dividend dates.] and (D) the Fund has not incurred any long-term debt.

ix.

This dealer manager agreement (the “Dealer Manager Agreement”) has been duly authorized, executed and delivered by the Fund. Each of the Subscription Agency Agreement (the “Subscription Agency Agreement”), dated as of [—], 2010, between the Fund and The Altman Group (the “Subscription Agent”), the Information Agent Agreement (the “Information Agent Agreement”), dated as of [—], 2010, between the Fund and the Colbent Corporation (the “Information Agent”), the Investment Management Agreement, the Custodian and Investment Accounting Agreement (the “Custodian Agreement”), dated as of [—], between the Fund and State Street Bank and Trust Company, Transfer Agency Services Agreement (the “Transfer Agency Agreement”), dated as of [—], between the Fund and PNC Global Investment Servicing Inc. (formerly, PFPC, Inc.), the Organizational and Offering Expenses Reimbursement Agreement (the “Expense Reimbursement Agreement”), dated as of [—], between the Fund and PIMCO Advisers Fund Management LLC, the Auction Agency Agreement (the “Auction Agency Agreement”), dated as of [—], between the Fund and Deutsche Bank Trust Company Americas, as auction agent with respect to the Fund’s auction preferred shares, and [insert other Fund agreements] (collectively, all the foregoing agreements set forth in this sentence are the “Fund Agreements”), has been duly authorized, executed and delivered by the Fund; the Dealer Manager Agreement and each of the Fund Agreements complies in all material respects with all applicable provisions of the Investment Company Act, the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules and regulations under such Acts; and, assuming due authorization, execution and delivery by the other parties thereto, the Dealer Manager Agreement and each of the Fund Agreements constitutes a legal, valid, binding and enforceable obligation of the Fund, subject (A) to the qualification that the enforceability of the Fund’s obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (B) in the case of the Investment Management Agreement, to termination under the Investment Company Act or the reasonableness or fairness of compensation payable thereunder and (C) except as rights to indemnity under this Dealer Manager Agreement may be limited by federal or state securities laws.

x.	Neither the issuance of the Rights, nor the issuance and sale of the Shares pursuant to exercise of the Rights, nor the execution, delivery, performance and consummation by the Fund of any other of the transactions contemplated in this Dealer Manager Agreement and the Fund Agreements, nor the consummation of the transactions contemplated in this Dealer Manager Agreement or in the Registration Statement nor the fulfillment of the terms hereof or thereof will (A) conflict with or violate the Declaration of Trust or Bylaws, or (B) conflict with, result in a breach or violation of, or constitute a default or an event of default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Fund under the Declaration of Trust or Bylaws, or under the terms and provisions of any agreement, indenture, mortgage, loan agreement, note, insurance or surety agreement, lease or other instrument to which the Fund is a party or by which it may be bound or to which any of the property or assets of the Fund is subject, except where such conflict, breach violation, default or lien referenced in (B) does not or would not have, either individually or in the aggregate, a material adverse effect on the condition (financial or other), business prospects, properties, net assets or results of operations of the Fund, of (C) result in any violation of any law, rule or regulation, or order of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to the Fund, other than state securities or “blue sky” laws applicable in connection with the Offer of the Shares.

xi.	The Fund is not currently in breach of, or in default under, any written agreement or instrument to which it is a party or by which it or its property is bound or affected, except where such violation, either individually or in the aggregate, does not or would not have a material adverse effect on the condition (financial or other), business prospects, properties, net assets or results of operations of the Fund.

xii.	No person has any right to the registration of any securities of the Fund because of the filing of the Registration Statement with the Commission.

xiii.	Except as set forth in the Registration Statement, there is no pending or, to the knowledge of the Fund or the Investment Manager, threatened action, suit, claim, investigation or proceeding affecting the Fund or to which the Fund is a party before or by any court or governmental agency, authority or body or any arbitrator which, if determined adversely, would result in any material adverse change in the condition (financial or other), business prospects, net worth or operations of the Fund, or which might materially and adversely affect the properties or assets thereof of a character required to be disclosed in the Registration Statement or the Prospectus or the consummation of the transactions contemplated hereby.

xiv.	There are no franchises, contracts or other documents of the Fund that are material or otherwise required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement which are not described or filed or incorporated by reference therein as permitted by the Securities Act, the Investment Company Act or the Rules and Regulations.

xv.

No consent, approval, authorization, notification or order of, or filing with, or the issuance of any license or permit by, any court or governmental agency or body is required for the consummation by the Fund of the transactions contemplated by this Dealer Manager Agreement, the Subscription Agency Agreement, the Rights and the Offer or the Registration Statement, except such as have been obtained, or if the registration statement filed with respect to the Shares is not effective under the Securities Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this

Dealer Manager Agreement) under the Investment Company Act, the Securities Act and the Exchange Act, or by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or the NYSE.

xvi.	The Common Shares have been duly listed on the NYSE and prior to their issuance the Shares and the Rights will have been duly approved for listing, subject to official notice of issuance, on the NYSE.

xvii.	No transaction has occurred between or among the Fund and any of its officers or trustees, shareholders or affiliates or any affiliate or affiliates of any such officer or trustee or shareholder or affiliate that is required to be described in and is not described in the Registration Statement and the Prospectus.

xviii.	The Fund (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the issuance of the Rights or the sale or resale of the Rights and the Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, Common Shares of the Fund (except for the solicitation of exercises of the Rights pursuant to this Dealer Manager Agreement) and (C) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of the anti-manipulation rules under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Fund (except for the solicitation of exercises of the Rights pursuant to this Dealer Manager Agreement and except as relates to the Fund’s auction preferred shares); provided that any action in connection with the Fund’s dividend reinvestment plan will not be deemed to be within the terms of this Section 1(a)(xviii).

xix.

The Fund has complied in all previous tax years and intends to direct the investment of the proceeds of the offering described in the Registration Statement and the Prospectus in such a manner as to continue to comply, with the requirements of

Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code”), and has qualified and intends to continue to qualify as a regulated investment company under Subchapter M of the Code.

xx.	The Fund has complied in the last five years, and intends to direct the investment of the proceeds of the offering described in the Registration Statement and the Prospectus in such a manner as to continue to comply, with the provisions of Section 18 of the Investment Company Act.

xxi.	The Fund has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would have a material adverse effect on the Fund; nor are there any material proposed additional tax assessments against the Fund.

xxii.	The Fund has (a) appointed a Chief Compliance Officer and (b) adopted and implemented written policies and procedures which the Board of Trustees of the Fund has determined are reasonably designed to prevent violations of the federal securities laws in a manner required by and consistent with Rule 38a-1 of the Rules and Regulations under the Investment Company Act and is in compliance in all material respects with such Rule.

xxiii.	The Offering Materials complied and comply with the requirements of the Securities Act and the Rules and Regulations, including Rule 482 under the Securities Act. Other than the Offering Materials, the Fund has not, without the written permission of the Dealer Manager, used, approved, prepared or authorized any letters to beneficial owners of the Common Shares, forms used to exercise rights, any letters from the Fund to securities dealers, commercial banks and other nominees or any newspaper announcements or other offering materials and information in connection with the Offer; provided, however, that any use of transmittal documentation and subscription documentation independently prepared by the Dealer Manager, broker-dealers, trustees, nominees or other financial intermediaries shall not cause a violation of this section 1(a)(xxiiii).

xxiv.	Any Offering Materials authorized in writing by or prepared by the Fund, the Investment Manager or the Sub-Adviser used in connection with the issuance of the Rights does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Moreover, all Offering Materials complied and will comply in all material respects with the applicable requirements of the Securities Act, the Investment Company Act, the Rules and Regulations and the rules and interpretations of FINRA.

xxv.	The Fund is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and which the Fund deems adequate; all policies of insurance insuring the Fund or its business, assets, employees, officers and trustees, including the Fund’s trustees and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Rules and Regulations under the Investment Company Act, are in full force and effect; the Fund is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Fund under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business

xxvi.

The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets through an asset reconciliation procedure or otherwise at reasonable intervals and appropriate action is taken with respect to any differences.

xxvii.	The Fund has established and maintains disclosure controls and procedures; such disclosure controls and procedures (as such term is defined in Rule 30a-3 under the Investment Company Act) are designed to ensure that material information relating to the Fund is made known to the Fund’s Chief Executive Officer and its Chief Financial Officer by others within the Fund, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Fund’s independent registered public accounting firm and the Audit Oversight Committee of the Board of Trustees of the Fund have been advised of: (A) any significant deficiencies in the design or operation of internal controls over financial reporting which could adversely affect the Fund’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Fund’s internal controls over financial reporting; any material weaknesses in the Fund’s internal controls over financial reporting have been identified for the Fund’s independent registered public accounting firm; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls over financial reporting or in other factors that could materially affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

xxviii.	No person is serving or acting as an officer, trustee or investment adviser of the Fund except in accordance with the provisions of the Investment Company Act. Except as disclosed in the Registration Statement, and the Prospectus, no trustee of the Fund is (A) an “interested person” (as defined in the Investment Company Act) of the Fund or (B) an “affiliated person” (as defined in the Investment Company Act) of the Dealer Manager. For purposes of this Section 1(a)(xxvii), the Fund and the Investment Manager shall be entitled to rely on representations from such officers, trustees and investment advisers.

xxix.	The Fund and its officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

xxx.	The Fund’s Board of Trustees has validly appointed an audit committee whose composition satisfies the requirements of Rules 303A.06 and 303A.07(a) of the NYSE Listed Company Manual and the Board of Trustees and/or the audit committee has adopted a charter that satisfies the requirements of Rule 303A.07(c) of the NYSE Listed Company Manual. The audit committee has reviewed the adequacy of its charter within the past twelve months.

xxxi.	Any statistical, demographic or market-related data included in the Registration Statement, the Prospectus or the other Offering Materials are based on or derived from sources that the Fund and the Investment Manager believe to be reasonably reliable and accurate in all material respects and all such data included in the Registration Statement, the Prospectus and the other Offering Materials accurately reflects in all material respects the materials upon which it is based or from which it was derived.

xxxii.	The Fund or, to the Fund’s knowledge, any other person associated with or acting on behalf of the Fund including, without limitation, any trustee, officer, agent or employee of the Fund, has not, directly or indirectly, while acting on behalf of the Fund (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”); or (iv) made any other unlawful payment.

xxxiii.	The operations of the Fund are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to the Money Laundering Laws is pending, or to the best knowledge of the Fund, threatened.

xxxiv.	Neither the Fund nor, to the knowledge of the Fund, any trustee, officer, agent, employee or affiliate of the Fund is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Fund will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

b.	The Investment Manager represents and warrants to, and agrees with, the Dealer Manager as of the date hereof, as of the Representation Date, as of the Expiration Date and as of each Closing Date that:

i.	The Investment Manager has, or at the relevant time had, been duly formed, is validly existing as a limited liability company under the laws of the State of Delaware with full power and authority to conduct all of the activities conducted by it, to own or lease all of the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus, and the Investment Manager is duly licensed and qualified to do business and in good standing in each jurisdiction in which it is required to be so qualified, except to the extent that failure to be so qualified or be in good standing would not have a material adverse effect on the Investment Manager’s ability to provide services to the Fund; and the Investment Manager owns, possesses or has obtained and currently maintains all governmental licenses, permits, consents, orders, approvals and other authorizations, whether foreign or domestic, necessary to carry on its business as contemplated in the Registration Statement and the Prospectus.

ii.	The Investment Manager is (A) duly registered as an investment adviser under the Advisers Act and (B) not prohibited by the Advisers Act or the Investment Company Act from acting as the investment adviser for the Fund as contemplated by the Investment Management Agreement, the Registration Statement and the Prospectus.

iii.	The Investment Manager has, or at the relevant time had, full power and authority to enter into each of this Dealer Manager Agreement, the Investment Management Agreement and the Portfolio Management Agreement (collectively, this Dealer Manager Agreement, the Investment Management Agreement and the Portfolio Management Agreement being referred to as the “Investment Manager Agreements”) and to carry out all the terms and provisions hereof and thereof to be carried out by it; and each Investment Manager Agreement has been duly and validly authorized, executed and delivered by the Investment Manager; none of the Investment Manager Agreements violate in any material respect any of the applicable provisions of the Investment Company Act or the Advisers Act; and assuming due authorization, execution and delivery by the other parties thereto, each Investment Manager Agreement constitutes a legal, valid and binding obligation of the Investment Manager, enforceable in accordance with its terms, (i) subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law), (ii) in the case of the Investment Management Agreement and the Portfolio Management Agreement, subject to termination under the Investment Company Act or the reasonableness or fairness of compensation payable thereunder, and (iii) except as rights to indemnity thereunder may be limited by federal or state securities laws.

iv.

Neither (A) the execution and delivery by the Investment Manager of any Investment Manager Agreement nor (B) the consummation by the Investment Manager of the transactions contemplated by, or the performance of its obligations under, any Investment Manager Agreement conflicts or will conflict with, or results or will result in a breach of, (1) the limited liability company agreement, the bylaws or other organizational documents of the Investment Manager, (2) any agreement or instrument to which the Investment Manager is a party or by which the Investment Manager is bound, or (3) any law, rule or regulation, or order of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to the Investment Manager.

v.	No consent, approval, authorization or order of any court, governmental agency or body or securities exchange or association, whether foreign or domestic, is required for the consummation of the transactions contemplated in, or the performance by the Investment Manager of its obligations under, any Investment Manager Agreement, except such as (A) have been obtained under the Securities Act, the Exchange Act, the Investment Company Act or the Advisers Act, and (B) may be required by the NYSE, FINRA or under state securities or “blue sky” laws, in connection with the Offer as contemplated by this Dealer Manager Agreement.

vi.	The description of the Investment Manager and its business, and the statements attributable to the Investment Manager, in the Registration Statement and the Prospectus comply in all material respects with the requirements of the Securities Act and the Investment Company Act and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus in light of the circumstances in which they were made) not misleading.

vii.	Except as set forth in the Registration Statement, there is no action, suit or proceeding before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, foreign or domestic, now pending or, to the knowledge of the Investment Manager, threatened against or affecting the Investment Manager of a nature required to be disclosed in the Registration Statement or the Prospectus or that might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or business affairs of the Investment Manager or the ability of the Investment Manager to fulfill its respective obligations under any Investment Manager Agreement.

viii.	The Investment Manager (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the issuance of the Rights or the sale or resale of the Rights and the Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, Common Shares of the Fund (except for the solicitation of exercises of the Rights pursuant to this Dealer Manager Agreement) and (C) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of the anti-manipulation rules under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay any person any compensation for soliciting another to purchase any other securities of the Fund (except for the solicitation of exercises of the Rights pursuant to this Dealer Manager Agreement); provided that any action in connection with (i) the Fund’s dividend reinvestment plan or (ii) the Fund’s auction preferred shares will not be deemed to be within the terms of this Section 1(b)(viii).

ix.	The Investment Manager has adopted and implemented written policies and procedures under Rule 206(4) 7 of the Advisers Act reasonably designed to prevent violation of the Advisers Act by the Investment Manager and its supervised persons.

x.	The Investment Manager or, to the Investment Manager’s knowledge, any other person associated with or acting on behalf of the Investment Manager including, without limitation, any trustee, officer, agent or employee of the Investment Manager, has not, directly or indirectly, while acting on behalf of the Investment Manager (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (B) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (C) violated any provision of the FCPA; or (D) made any other unlawful payment.

xi.	The operations of the Investment Manager are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Investment Manager with respect to the Money Laundering Laws is pending, or to the best knowledge of the Investment Manager, threatened.

xii.	Neither the Investment Manager nor, to the knowledge of the Investment Manager, any member, director, trustee, officer, agent, employee or affiliate of the Investment Manager is currently subject to any U.S. sanctions administered by OFAC; and the Investment Manager will not directly or indirectly direct the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

xiii.	The Sub-Adviser has been duly formed, is validly existing as a limited liability company under the laws of Delaware with full power and authority to conduct all of the activities conducted by it, to own or lease all of the assets owned or leased by it and to conduct its business as described in the Registration Statement and Prospectus, and the Sub-Adviser is duly licensed and qualified to do business and in good standing in each jurisdiction in which it is required to be so qualified, except to the extent that failure to be so qualified or be in good standing would not have a material adverse affect on the Sub-Adviser’s ability to provide services to the Fund; and the Sub-Adviser owns, possesses or has obtained and currently maintains all governmental licenses, permits, consents, orders, approvals and other authorizations, whether foreign or domestic, necessary to carry on its business as contemplated in the Registration Statement and the Prospectus.

xiv.	The Sub-Adviser is (A) duly registered as an investment adviser under the Advisers Act and (B) not prohibited by the Advisers Act or the Investment Company Act from acting as the investment sub-adviser for the Fund as contemplated by the Portfolio Management Agreement, the Registration Statement and the Prospectus.

xv.	The Sub-Adviser has, or at the relevant time had, full power and authority to enter into the Portfolio Management Agreement and to carry out all the terms and provisions hereof and thereof to be carried out by it; and the Portfolio Management Agreement has been duly and validly authorized, executed and delivered by the Sub-Adviser; the Portfolio Management Agreement does not violate in any material respect any of the applicable provisions of the Investment Company Act or the Advisers Act; and assuming due authorization, execution and delivery by the other parties thereto, the Portfolio Management Agreement constitutes a legal, valid and binding obligation of the Sub-Adviser, enforceable in accordance with its terms, (A) subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law), (B) subject to termination under the Investment Company Act or the reasonableness or fairness of compensation payable thereunder and (C) except as rights to indemnity thereunder may be limited by federal or state securities laws.

xvi.	Neither (A) the execution and delivery by the Sub-Adviser of the Portfolio Management Agreement nor (B) the consummation by the Sub-Adviser of the transactions contemplated by, or the performance of its obligations under, the Portfolio Management Agreement conflicts or will conflict with, or results or will result in a breach of, the limited liability company agreement or other organizational documents of the Sub-Adviser or any agreement or instrument to which the Sub-Adviser is a party or by which the Sub-Adviser is bound, or any law, rule or regulation, or order of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to the Sub-Adviser.

xvii.

No consent, approval, authorization or order of any court, governmental agency or body or securities exchange or association, whether foreign or domestic, is required for the consummation of the transactions contemplated in, or the performance by the Sub-Adviser of its obligations under, the Portfolio Management Agreement, except such as (A) have been obtained under the Act, the Investment Company Act or the Advisers Act, and (B) may be required under state securities or “blue sky” laws, in connection with the Offer as contemplated by this Dealer Manager Agreement.

xviii.	The description of the Sub-Adviser and its business, and the statements attributable to the Sub-Adviser, in the Registration Statement and the Prospectus comply in all material respects with the requirements of the Act and the Investment Company Act and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus in light of the circumstances in which they were made) not misleading.

xix.	Except as set forth in the Registration Statement, there is no action, suit or proceeding before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, foreign or domestic, now pending or, to the knowledge of the Sub-Adviser, threatened against or affecting the Sub-Adviser of a nature required to be disclosed in the Registration Statement or Prospectus or that might reasonably be expected to result in any material adverse change in the ability of the Sub-Adviser to fulfill its respective obligations under the Portfolio Management Agreement.

xx.

The Sub-Adviser (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the issuance of the Rights or the sale or resale of the Rights and the Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, Common Shares of the Fund (except for the solicitation of exercises of the Rights pursuant to this Dealer Manager Agreement) and (C) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of the anti-manipulation rules under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay any person any compensation for soliciting another to purchase any other securities of the Fund (except for the solicitation of exercises of the Rights pursuant to this Dealer

Manager Agreement); provided that any action in connection with (i) the Fund’s dividend reinvestment plan or (ii) the Fund’s auction preferred shares will not be deemed to be within the terms of this Section 1(b)(xx).

xxi.	The Sub-Adviser has adopted and implemented written policies and procedures under Rule 206(4) 7 of the Advisers Act reasonably designed to prevent violation of the Advisers Act by the Sub-Adviser and its supervised persons.

xxii.	The Sub-Adviser or, to the Sub-Adviser’s knowledge, any other person associated with or acting on behalf of the Sub-Adviser including, without limitation, any trustee, officer, agent or employee of the Sub-Adviser, has not, directly or indirectly, while acting on behalf of the Sub-Adviser (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (B) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (C) violated any provision of the FCPA; or (D) made any other unlawful payment.

xxiii.	The operations of the Sub-Adviser are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Sub-Adviser with respect to the Money Laundering Laws is pending, or to the best knowledge of the Sub-Adviser , threatened.

xxiv.	Neither the Sub-Adviser nor, to the knowledge of the Sub-Adviser, any member, director, trustee, officer, agent, employee or affiliate of the Sub-Adviser is currently subject to any U.S. sanctions administered by OFAC; and the Sub-Adviser will not directly or indirectly direct the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

c.	Any certificate required by this Dealer Manager Agreement that is signed by any officer of the Fund on behalf of the Fund or the Investment Manager on behalf of the Investment Manager and delivered to the Dealer Manager or counsel for the Dealer Manager shall be deemed a representation and warranty by the Fund or the Investment Manager, as the case may be, to the Dealer Manager, as to the matters covered thereby.

2.	Agreement to Act as Dealer Manager.

a.	On the basis of the representations and warranties contained herein, and subject to the terms and conditions of the Offer:

i.	The Fund hereby appoints the Dealer Manager to solicit the exercise of Rights and authorizes the Dealer Manager to sell Shares purchased by the Dealer Manager from the Fund through the exercise of Rights as described herein; the Fund hereby authorizes the Dealer Manager to form and manage a group of selling broker-dealers (each a “Selling Group Member” and collectively the “Selling Group”) that enter into a Selling Group Agreement with the Dealer Manager substantially in the form attached hereto as Exhibit A to solicit the exercise of Rights and to sell Shares purchased by the Selling Group Member from the Dealer Manager as described herein; and the Fund hereby authorizes other soliciting broker-dealers (each a “Soliciting Dealer” and collectively the “Soliciting Dealers”) that enter into a Soliciting Dealer Agreement with the Dealer Manager substantially in the form attached hereto as Exhibit B to solicit the exercise of Rights. The Dealer Manager hereby agrees to solicit the exercise of Rights in accordance with its customary practice subject to the terms and conditions of this Dealer Manager Agreement, the procedures described in the Registration Statement, the Prospectus and, where applicable, the terms and conditions of such Selling Group Agreement or Soliciting Dealer Agreement; and the Dealer Manager hereby agrees to form and manage the Selling Group to solicit the exercise of Rights and to sell Shares to the Selling Group purchased by the Dealer Manager from the Fund through the exercise of Rights as described herein in accordance with its customary practice subject to the terms and conditions of this Dealer Manager Agreement, the procedures described in the Registration Statement, the Prospectus and, where applicable, the terms and conditions of the Selling Group Agreement.

ii.	The Fund hereby authorizes the Dealer Manager to buy and exercise Rights, including unexercised Rights delivered to the Subscription Agent for resale and Rights of Record Date Shareholders as of the Record Date whose record addresses are outside the United States held by the Subscription Agent for which no instructions are received, on the terms and conditions set forth in such Prospectus, and to sell Shares to the public or to Selling Group Members at the offering price set by the Dealer Manager from time to time. Sales of Shares by the Dealer Manager or Selling Group Members shall not be at a price higher than the offering price set by the Dealer Manager from time to time.

b.	To the extent permitted by applicable law, the Fund agrees to furnish, or cause to be furnished, to the Dealer Manager, lists, or copies of those lists, showing the names and addresses of, and number of Common Shares held by, Record Date Shareholders as of the Record Date, and the Dealer Manager agrees to use such information only in connection with the Offer, and not to furnish the information to any other person except for securities brokers and dealers that have been requested by the Dealer Manager to solicit exercises of Rights.

c.	The Dealer Manager agrees to provide to the Fund, in addition to the services described in Section 2(a), financial structuring services in connection with the Offer. Each of the Fund and the Investment Manager and the Dealer Manager agree that they are each responsible for making their own independent judgments with respect to the Offer and that any opinions or views expressed by the Dealer Manager to the Fund or the Investment Manager regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Fund’s securities, do not constitute advice or recommendations to the Fund or the Investment Manager. No fee, other than the fees provided for in Section 3 of this Dealer Manager Agreement and the reimbursement of the Dealer Manager’s out-of-pocket expenses as described in Section 5 of this Dealer Manager Agreement, will be payable by the Fund, or any other party hereto, to the Dealer Manager in connection with the financial structuring services provided by the Dealer Manager pursuant to this Section 2(c).

d.

The Fund and the Dealer Manager agree that the Dealer Manager is an independent contractor with respect to the solicitation of the exercise of Rights and the performance of financial structuring services for the Fund contemplated by this Dealer Manager

Agreement. The Fund and the Investment Manager further acknowledge that the Dealer Manager is acting pursuant to a contractual relationship created solely by this Dealer Manager Agreement, entered into on an arm’s length basis, and in no event do the parties intend that the Dealer Manger act or be responsible as a fiduciary to the Fund or the Investment Manager or their respective managements, stockholders or creditors or any other person in connection with any activity that the Dealer Manager may undertake or has undertaken in furtherance of the Offer, including any purchase and sale of the Shares, either before or after the date hereof. The Dealer Manager, Selling Group Members and Soliciting Dealers hereby expressly disclaim any fiduciary or similar obligations to the Fund or the Investment Manager, either in connection with the transactions contemplated by this Dealer Manager Agreement or any matters leading up to such transactions, and the Fund and the Investment Manager each hereby confirms its understanding and agreement to that effect. The Fund, Dealer Manager, Selling Group Members and Soliciting Dealers agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Dealer Manager, Selling Group Members or Soliciting Dealers to the Fund regarding such transactions, including but not limited to any opinions or views with respect to the subscription price or market for the Fund’s Shares, do not constitute advice or recommendations to the Fund. The Fund hereby waives and releases, to the fullest extent permitted by law, any claims that the Fund may have against the Dealer Manager, Selling Group Members and Soliciting Dealers with respect to any breach or alleged breach of any fiduciary or similar duty to the Fund in connection with the transactions contemplated by this Dealer Manager Agreement or any matters leading up to such transactions.

e.	In rendering the services contemplated by this Dealer Manager Agreement, the Dealer Manager acknowledges that it is not authorized to use any solicitation material other than the Prospectus (as supplemented or amended, if applicable) and the other Offering Materials.

f.

In rendering the services contemplated by this Dealer Manager Agreement, the Dealer Manager will not be subject to any liability to the Fund or the Investment Manager or any of its affiliates, for any act or omission on the part of any soliciting broker or dealer (except with respect to the Dealer Manager acting in such capacity) or any other person, and the Dealer Manager will not be liable for acts or omissions in performing its obligations under this Dealer Manager Agreement, except for any losses, claims, damages, liabilities and expenses that are finally judicially determined to have resulted primarily from the bad faith, willful misconduct or gross negligence of the Dealer Manager or by reason of the reckless disregard of the obligations and duties of the Dealer Manager under this Dealer Manager Agreement.

3.

Dealer Manager Fees. In full payment for the financial structuring and soliciting services rendered and to be rendered hereunder by the Dealer Manager, the Fund agrees to pay the Dealer Manager a fee (the “Dealer Manager Fee”) equal to [—]% of the aggregate Subscription Price for the Shares issued pursuant to the exercise of Rights and the Over-Subscription Privilege. In full payment for the soliciting efforts to be rendered, the Dealer Manager agrees to reallow selling fees (the “Selling Fees”) to Selling Group Members equal to [—]% of the Subscription Price per Share for each Share issued pursuant to either (a) the exercise of Rights and the Over-Subscription Privilege where such Selling Group Member is so designated on the subscription form or (b) the purchase of Shares for resale from the Dealer Manager in accordance with the Selling Group Agreement. In full payment for the soliciting efforts to be rendered, the Dealer Manager agrees to reallow soliciting fees (the “Solicitation Fees”) to Soliciting Dealers equal to [—]% of the Subscription Price per Share for each Share issued pursuant to the exercise of Rights and the Over-Subscription Privilege where such Soliciting Dealer is so designated on the subscription form, subject to a maximum fee based on the number of Common Shares held by such Soliciting Dealer through The Depository Trust Company (“DTC”) on the Record Date. The Dealer Manager agrees to pay the Selling Fees or Solicitation Fees, as the case may be, to the broker-dealer designated on the applicable portion of the form used by the holder to exercise Rights and the Over-Subscription Privilege, and if no broker-dealer is so designated or a broker-dealer is otherwise not entitled to receive compensation pursuant to the terms of the Selling Group Agreement or Soliciting Dealer Agreement, then the Dealer Manager shall retain such Selling Fee or Solicitation Fee for Shares issued pursuant to the exercise of Rights and the Over-Subscription Privilege. Payment to the Dealer Manager by the Fund will be in the form of a wire transfer of same day funds to an account or accounts identified by the Dealer Manager. Such payment will be made on each date on which the Fund issues Shares after the Expiration Date. Payment to a Selling Group Member or Soliciting Dealer will be made by the Dealer Manager directly to such Selling Group Member or Soliciting Dealer by check to an address identified by such broker-dealer. Such payments shall be made on or before the tenth business day following the day the Fund issues Shares after the Expiration Date.

4.	Other Agreements.

a.	The Fund covenants with the Dealer Manager as follows:

i.	The Fund will use its best efforts to cause the Registration Statement to become effective and maintain its effectiveness under the Securities Act, and will advise the Dealer Manager promptly as to the time at which the Registration Statement and any amendments thereto (including any post effective amendment) becomes so effective.

ii.	The Fund will notify, and confirm the notice in writing to, the Dealer Manager immediately (A) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (E) of the receipt of any written notice regarding the suspension of the qualification of the Shares or the Rights for offering or sale in any jurisdiction. The Fund will make every reasonable effort to prevent the issuance of any stop order described in subsection (D) hereunder and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

iii.

The Fund will give the Dealer Manager notice of its intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Fund proposes for use by the Dealer Manager in connection with the Offer, which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 497(c), (e) or (h) of the Rules and Regulations), whether pursuant to the

Investment Company Act, the Securities Act, or otherwise, and will furnish the Dealer Manager with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Dealer Manager or counsel for the Dealer Manager shall reasonably object.

iv.	The Fund will, without charge, deliver to the Dealer Manager, as soon as practicable, a copy of the Registration Statement as originally filed and of each amendment thereto as it may reasonably request, in each case with the exhibits filed therewith.

v.	The Fund will, without charge, furnish to the Dealer Manager, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as the Dealer Manager may reasonably request for the purposes contemplated by the Securities Act or the Rules and Regulations.

vi.

If any event shall occur as a result of which it is necessary or appropriate, in the reasonable opinion of counsel for the Dealer Manager, to amend or supplement the Registration Statement or the Prospectus (or other Offering Materials) in order to make the Prospectus (or other Offering Materials) not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a Record Date Shareholder, the Fund will forthwith amend or supplement the Prospectus by preparing for filing with the Commission (and furnishing to the Dealer Manager a reasonable number of copies of) an amendment or amendments of the Registration Statement or an amendment or amendments of or a supplement or supplements to the Prospectus (in form and substance reasonably satisfactory to counsel for the Dealer Manager), at the Fund’s expense, which will amend or supplement the Registration Statement or the Prospectus (or otherwise will amend or supplement such other Offering Materials) so that the Prospectus (or such other Offering Materials) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus (or such other Offering Materials) is delivered to a Record Date Shareholder, not misleading.

vii.	The Fund will endeavor, in cooperation with the Dealer Manager and its counsel, to confirm that the Rights and the Shares are not required to be qualified for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Dealer Manager may designate.

viii.	The Fund will make generally available to its security holders as soon as practicable an earnings statement (which need not be audited) covering a twelve month period beginning not later than the first day of the Fund’s fiscal semi-annual period next following the date of this Dealer Manager Agreement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder, including Rule 158 under the Securities Act.

ix.	For a period of 180 days from the date of this Dealer Manager Agreement, the Fund will not, without the prior consent of the Dealer Manager, offer or sell, or enter into any agreement to sell, any equity or equity related securities of the Fund or securities convertible into such securities, other than the Rights and the Shares and the Common Shares issued in reinvestment of dividends or distributions; provided that any action in connection with the Fund’s auction preferred shares will not be deemed to be within the terms of this Section 4(a)(ix).

x.	The Fund will use the net proceeds from the Offer as set forth under “Use of proceeds” in the Prospectus.

xi.	The Fund will use its best efforts to cause the Rights and the Shares to be duly authorized for listing by the NYSE, subject to official notice of issuance, prior to the time the Rights are issued.

xii.	The Fund will use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code.

xiii.	The Fund will apply the net proceeds from the Offer in such a manner as to continue to comply with the requirements of the Prospectus and the Investment Company Act.

xiv.	The Fund will advise or cause the Subscription Agent (A) to advise the Dealer Manager and, only where specifically noted, each Selling Group Member who specifically requests, from day to day during the period of, and promptly after the termination of, the Offer, as to the names and addresses (to the extent permitted by applicable law) of all Record Date Shareholders exercising Rights, the total number of Rights exercised by each Record Date Shareholder (to the extent permitted by applicable law) during the immediately preceding day, indicating the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Manager and each Selling Group Member, the number of Rights exercised on subscription certificates indicating the Dealer Manager or such Selling Group Member, as the case may be, as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Manager may reasonably request; and will notify the Dealer Manager and each Selling Group Member, not later than 5:00 P.M., New York City time, on the first business day following the Expiration Date, of the total number of Rights exercised and Shares related thereto, the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Manager and each Selling Group Member, the number of Rights exercised on subscription certificates indicating the Dealer Manager or such Selling Group Member, as the case may be, as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Manager may reasonably request; (B) to sell any Rights received for resale from Record Date Shareholders exclusively to or through the Dealer Manager, which may, at its election, purchase such Rights as principal or act as agent for the resale thereof; and (C) to issue Shares upon the Dealer Manager’s exercise of Rights no later than the close of business on the business day following the day that full payment for such Shares has been received by the Subscription Agent.

b.	Neither the Fund, the Investment Manager nor the Sub-Adviser will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the issuance of the Rights or the sale or resale of the Rights or the Shares; provided that any action in connection with the Fund’s dividend reinvestment plan will not be deemed to be within the meaning of this Section 4(b).

c.	The use of any reference to the Dealer Manager in any Offering Materials or any other document or communication prepared, approved or authorized by the Fund or the Investment Manager in connection with the Offer is subject to the prior approval of the Dealer Manager, provided that if such reference to the Dealer Manager is required by applicable law, the Fund and the Investment Manager agree to notify the Dealer Manager within a reasonable time prior to such use, and the Dealer Manager shall not unreasonably withhold its consent.

d.	The use of any reference to the Fund, the Investment Manager or the Sub-Adviser in any document or written communication prepared, approved or authorized by the Dealer Manager in connection with the Offer is subject to the prior approval of the Fund, the Investment Manager or the Sub-Adviser, respectively, provided that if such reference to the Fund, the Investment Manager or the Sub-Adviser is required by applicable law, the Dealer Manager agrees to notify the Fund, the Investment Manager or the Sub-Adviser, as applicable, within a reasonable time prior to such use, and the Fund, the Investment Manager or the Sub-Adviser, as applicable, shall not unreasonably withhold its consent.

5.	Payment of Expenses.

a.

The Fund will pay all expenses incident to the performance of its obligations under this Dealer Manager Agreement and in connection with the Offer, including, but not limited to, expenses relating to (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Shares and subscription certificates relating to the Rights, (iii) the fees and disbursements of the Fund’s counsel (including the fees and disbursements of local counsel) and independent registered public accounting firm, (iv) the printing or other production and delivery to the Dealer Manager of copies of the

Registration Statement as originally filed and of each amendment thereto and of the Prospectus and any amendments or supplements thereto, (v) the fees and expenses incurred with respect to filing with and review by FINRA, including the fees and disbursements of the Dealer Manager’s counsel with respect thereto, (vi) the fees and expenses incurred in connection with the listing of the Shares on the NYSE, (vii) the printing or other production, mailing and delivery expenses incurred in connection with Offering Materials, including all reasonable out-of-pocket fees and expenses, if any, incurred by the Dealer Manager, Selling Group Members, Soliciting Dealers and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the Offer to their customers, (viii) the fees and expenses incurred with respect to the Subscription Agent and the Information Agent and (ix) all other fees and expenses (excluding the announcement, if any, of the Offer in The Wall Street Journal) incurred in connection with or relating to the Offer. The Fund agrees to pay the foregoing expenses whether or not the transactions contemplated under this Dealer Manager Agreement are consummated.

b.	In addition to any fees that may be payable to the Dealer Manager under this Dealer Manager Agreement, the Fund agrees to reimburse the Dealer Manager upon request made from time to time for its reasonable expenses incurred in connection with its activities under this Dealer Manager Agreement, including the reasonable fees and disbursements of its legal counsel (excluding blue sky filing fees and fees, expenses and disbursements in connection with filings with FINRA which are paid directly by the Fund), in an amount up to $[100,000].

c.	If this Dealer Manager Agreement is terminated by the Dealer Manager in accordance with the provisions of Section 6 or Section 9(a)(i), 9(a)(ii) or 9(a)(iii), the Fund agrees to reimburse the Dealer Manager for all of its reasonable out-of-pocket expenses incurred in connection with its performance hereunder, including the reasonable fees and disbursements of counsel for the Dealer Manager. In the event the transactions contemplated hereunder are not consummated for reasons other than as described in the previous sentence, the Fund agrees to pay all of the costs and expenses incurred which the Fund would have paid if such transactions had been consummated as set forth in Sections 5(a) and 5(b).

6.	Conditions of the Dealer Manager’s Obligations. The obligations of the Dealer Manager hereunder (including any obligation to pay for Shares issuable upon exercise of Right by the Dealer Manager) are subject to the accuracy of the respective representations and warranties of the Fund and the Investment Manager contained herein, to the performance by the Fund and the Investment Manager of their respective obligations hereunder, and to the following further conditions:

a.	The Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the Record Date, or at such later time and date as may be approved by the Dealer Manager; the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 497(c), (e), (h) or (j), as the case may be, under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Fund, the Investment Manager or the Dealer Manager, shall be contemplated by the Commission; and the Fund shall have complied with any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus or otherwise).

b.	On the Representation Date and the Expiration Date, the Dealer Manager shall have received:

i.	The opinions, dated the Representation Date and the Expiration Date, of Ropes & Gray LLP, counsel for the Fund, in form and substance satisfactory to counsel for the Dealer Manager to the effect that:

(1)	The Registration Statement and all post-effective amendments filed with the Commission on or before the Representation Date or the Expiration Date, as the case may be, if any, have been declared effective or otherwise become effective under the Securities Act; the filing of the Prospectus, and any supplements thereto, pursuant to Rule 497 under the Securities Act has been made in the manner and within the time period required by Rule 497; and based upon oral inquiries to the Commission staff on the Representation Date or the Expiration Date, as the case may be,, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for any such purpose is pending or threatened by the Commission.

(2)	The Fund has been duly organized and is validly existing and in good standing as an unincorporated voluntary association (commonly known as a “Massachusetts business trust”) under and by virtue of the laws of The Commonwealth of Massachusetts and has full power and authority to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus. The Certificate of Designation relating to the Fund’s conduct of business in the State of New York is on file with the Department of State of the State of New York, and the Fund is entitled to transact intrastate business in the State of California.

(3)

The Fund’s capitalization is as set forth in the Registration Statement and the Prospectus. The Fund has an indefinite number of authorized common shares of beneficial interest, par value $0.00001 per share. The outstanding Common Shares have been duly authorized and are validly issued, fully paid and, except as provided below, nonassessable. The Common Shares and the Shares conform in all material respects as to legal matters to the description of them under each section entitled “Description of capital structure” in the Prospectus. The Rights conform in all material respects to the descriptions thereof contained in the Prospectus under the headings “The Offer—Important Terms of the Offer,” “The Offer—Subscription Price,” “The Offer—Over-Subscription Privilege” and “The Offer—Sale and Transferability of Rights” insofar as such descriptions relate to the form of Subscription Certificate in the Registration Statement. The Rights have been duly authorized by all requisite action on the part of the Fund. The Shares have been duly authorized and, when issued and delivered by the Fund pursuant to the terms of the Offer against payment of the consideration as set forth in the Prospectus, will be validly issued, fully paid and, except as provided below, non-assessable. Except as contemplated by this Dealer Manager Agreement, under Massachusetts law and the Declaration of Trust and Bylaws, no person is entitled to any preemptive or other similar rights with respect to the Rights or the Shares.

(4)	To the best of such counsel’s knowledge after due inquiry, the Fund was deemed to be registered under Section 8(a) of the Investment Company Act upon receipt by the Commission of the notification of registration. To such counsel’s knowledge after the inquiry described above, the Commission has not issued to the Fund notice of any hearing or other proceeding to consider suspension or revocation of any such registration. To the best of such counsel’s knowledge after due inquiry, all required action has been taken by the Fund under the Securities Act, the Investment Company Act and the Rules and Regulations to make the public offering and consummate the issuance of the Rights and the issuance and sale of the Shares by the Fund upon exercise of the Rights pursuant to the terms of the Offer, and the provisions of the Fund’s agreement and declaration of trust and by-laws do not conflict with the requirements of the Investment Company Act and the Rules and Regulations.

(5)

The Fund has, or at the relevant time had, full power and authority to enter into the Dealer Manager Agreement and each of the Fund Agreements and to perform all of the terms and provisions thereof to be carried out by it. The Dealer Manager Agreement and each Fund Agreement has been duly and validly authorized, executed and delivered by the Fund. The Dealer Manager Agreement and each Fund Agreement complies in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act, as the case may be. Assuming due authorization, execution and delivery by the other parties thereto, each Fund Agreement constitutes the legal, valid and binding obligation of the Fund enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, moratorium, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(6)	None of (a) the execution and delivery by the Fund of the Dealer Manager Agreement or any of the Fund Agreements, (b) the issuance of the Rights and the issuance and sale of the Shares upon exercise of the Rights pursuant to the terms of the Offer or (c) the performance by the Fund of its obligations under the Dealer Manager Agreement or any of the Fund Agreements, or consummation by the Fund of the other transactions contemplated by the Dealer Manager Agreement or any of the Fund Agreements conflicts, or at the relevant time conflicted with, or will conflict with, or results, or at the relevant time resulted, or will result in a breach of, the Declaration of Trust or Bylaws of the Fund or, to such counsel’s knowledge, any agreement or instrument to which the Fund is a party or by which the Fund is bound, or violates or will violate any federal statute, law or regulation that, in such counsel’s experience, is normally applicable to transactions of this type, or any judgment, injunction, order or decree of any federal governmental agency or body that is applicable to the Fund and that is known to such counsel, which conflict, breach or violation, either individually or in the aggregate, and with respect to such agreements or instruments and such statutes, laws or regulations, judgments, injunctions orders or decrees, would have a material adverse effect on the condition or business of the Fund.

(7)	To the best of such counsel’s knowledge, the Fund is not currently in breach of, or in default under, any material written agreement or instrument to which it is a party or by which it or its property is bound or affected.

(8)	No consent, approval, authorization or order of any court or governmental agency or body or securities exchange or securities association is required by the Fund for the consummation by the Fund of the transactions contemplated in the Dealer Manager Agreement and the Fund Agreements, except such as (a) have been obtained under the Securities Act, the Investment Company Act or the Exchange Act and (b) may be required by the New York Stock Exchange or the Financial Industry Regulatory Authority, Inc., or under state securities or Blue Sky laws in connection with the Offer as contemplated by the Dealer Manager Agreement.

(9)	To such counsel’s knowledge after due inquiry, based upon identified correspondence with the NYSE, authorizing the Rights for trading on the NYSE and the Shares for listing on the NYSE, the Rights have been authorized for trading on the NYSE and the Shares have been authorized for listing on the NYSE, subject to official notice of issuance.

(10)	To such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened against the Fund, or to which the Fund or any of its properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described therein as required.

(11)	To such counsel’s knowledge, there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement which have not been so described or filed as an exhibit or incorporated therein by reference.

(12)	The section in the Prospectus entitled “Tax matters” and the section in the SAI entitled “[—]” to the extent that it states matters of United States law or legal conclusions with respect thereto, presents a fair summary of the principal federal income tax rules currently in effect applicable to the Fund and to the purchase of the Shares upon exercise of the Rights, and to the ownership and disposition of the Rights and the Shares.

(13)	The Registration Statement, as it may be amended, and the Prospectus, as it may be amended or supplemented, complied as to form in all material respects with the applicable requirements of the Securities Act and the Investment Company Act, except in each case for the financial statements and schedules, the notes thereto and any schedules and other financial data contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion, and with respect to the placement of information in the Prospectus called for by Item 2, Section 3 of Form N-2, as to which such counsel need express no opinion.

Such counsel shall also state that, while they have not independently verified the accuracy, completeness or fairness of the statements made or the information contained in the Registration Statement or the Prospectus and, except in the respects and to the extent set forth in paragraphs 3, 12 and 13 above, such counsel are not passing upon and do not assume any responsibility therefore, in the course of the preparation by the Fund of the Registration Statement and the Prospectus, such counsel have participated in discussions with representatives of the Dealer Manager and employees and officers of the Fund, the Investment Manager and the Sub-Adviser and in discussions with the Fund’s independent registered public accounting firm, in which the business and the affairs of the Fund, the Investment Manager and the Sub-Adviser and the contents of the Registration Statement and the Prospectus were discussed. Such counsel may also state that (i) there is no assurance that all material facts as to the Fund, the Investment Manager or Sub-Adviser and their affairs were disclosed to such counsel or that such counsel’s familiarity with the Fund and the Investment Manager or the Sub-Adviser is such that such counsel would have necessarily recognized the materiality of such facts as were disclosed to such counsel, and that such counsel have to a large extent relied upon statements of representatives of the Fund, the Investment Manager and Sub-Adviser as to the materiality of the facts disclosed to such counsel and (ii) many of the determinations required to be made in preparation of the Registration Statement and the Prospectus involve matters of a non-legal nature. Such counsel shall state that, subject to the foregoing, on the basis of information that such counsel have gained in the course of performing the services referred to above, no facts have come to such counsel’s attention that would lead such counsel to believe that, (i) the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) as of its date and on the Representation Date or Expiration Date, as the case may be, the Prospectus contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (in each case in (i) and (ii) above, other than the financial statements and schedules, the notes thereto and any schedules and other financial data contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion).

The opinions of such counsel as to the non-assessability of the outstanding Common Shares and the Shares may state that, under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Fund; that, however, the Fund’s Declaration of Trust disclaims shareholder liability for acts or obligations of the Fund and requires that notice of such disclaimer be given in each agreement, obligation, and instrument entered into or executed by the Fund or the Trustees; that the Declaration of Trust provides for indemnification out of the property of the Fund for all loss and expense of any shareholder held personally liable solely by reason of being or having been a shareholder of the Fund; and that thus, the risk of a shareholder’s incurring financial loss on account of being a shareholder is limited to circumstances in which the Fund itself would be unable to meet its obligations.

ii.	The opinions, dated the Representation Date and the Expiration Date, of [Thomas J. Fuccillo], counsel for the Investment Manager, in form and substance satisfactory to counsel for the Dealer Manager to the effect that:

(1)	The Investment Manager is a limited liability company, is validly existing and in good standing under the Delaware Limited Liability Company Act (6 Del. C §. 18 101, et seq.) and has, or at the relevant time had, all necessary limited liability company power and authority to enter into and deliver the Investment Manager Agreements and perform its obligations thereunder and to carry on its business as it is now being conducted and as described in the Registration Statement and the Prospectus. Based solely on (a) a status search report of the corporate records of the Secretary of State of the State of California, prepared by Corporation Service Company, dated as of the Expiration Date or the Representation Date, as the case may be, showing the “status” of the Investment Manager as “Active and in Good Standing,” and (b) certificates from public officials in the State of New York, such counsel shall confirm that the Investment Manager is qualified to do business in the following States: California and New York, such States being those in which its ownership or leasing of property or its conducting of business may require such qualification and where failure to so qualify would have a material adverse effect on the ability of the Investment Manager to perform its obligations under the Investment Manager Agreements.

(2)	The execution, delivery and performance of the Investment Manager Agreements by the Investment Manager have been, or were at the relevant time, duly authorized by all necessary limited liability company action of the Investment Manager and no other actions on the part of the Investment Manager or its members or any subsidiary of the Investment Manager or its members is necessary to authorize and consummate the transactions contemplated thereby, and the Investment Manager Agreements have been duly and validly executed and delivered by the Investment Manager.

(3)

Each of the Investment Manager Agreements constitutes a legally valid and binding agreement of the Investment Manager, enforceable against the Investment Manager in accordance with its terms, subject to (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally; (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (d) the unenforceability of any provision requiring the payment of attorney’s fees, except to the extent that a court determines such fees to be reasonable. In addition, the opinions set forth above do not represent an opinion as to the reasonableness of the compensation payable under the Investment Manager Agreements.

(4)	Neither the execution and delivery of the Investment Manager Agreements by the Investment Manager, nor the consummation by the Investment Manager of transactions contemplated by the Investment Manager Agreements, nor compliance by the Investment Manager with any of the terms and provisions of the Investment Manager Agreements will:

(a) violate any provision of the Limited Liability Company Agreement of the Investment Manager, effective May 23, 2000, as amended on July 1, 2001, December 12, 2001, October 31, 2002, May 3, 2004, April 1, 2005 and [—], which is still in full force and effect and which has not been further amended or supplemented through the date hereof,

(b) violate any federal, Delaware or New York statute, rule or regulation applicable to the Investment Manager (other than federal and state securities or blue sky laws, the Investment Company Act and the Advisers Act and the rules and regulations thereunder as to which such counsel need express no opinion),

(c) violate any agreement to which the Investment Manager is a party or by which it is bound and which is material to the Investment Manager’s businesses taken as a whole (the “Material Agreements”),

(d) violate any order, writ, injunction or decree, known to such counsel and applicable to the Investment Manager, or

(e) require any consents, approvals, authorizations, registrations, declarations or filings by the Investment Manager under any federal or Delaware statute, rule or regulation applicable to the Investment Manager, except as have been obtained under the Securities Act, the Investment Company Act or the Advisers Act and the rules and regulations thereunder.

No opinion need be expressed by such counsel in this paragraph 4 as to the application of Section 548 of the federal Bankruptcy Code and comparable provisions of state or foreign law or of any antifraud laws, antitrust or trade regulation laws.

(5)	The Investment Manager is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, Investment Company Act or the rules and regulations thereunder from acting as investment manager for the Fund as contemplated by the Investment Management Agreement and the Prospectus.

(6)	The description of the Investment Manager and its business, and the statements attributable to the Investment Manager, set forth in the Registration Statement and the Prospectus under the headings “[—]” do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(7)	Other than as disclosed in the Prospectus, there is no action, suit or proceeding before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, foreign or domestic, now pending or, to such counsel’s knowledge, threatened against the Investment Manager of a nature required to be disclosed in the Prospectus or that might reasonably result in any material adverse change in the ability of the Investment Manager to fulfill its obligations under the Investment Management Agreement or the Portfolio Management Agreement.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Fund, the Investment Manager, their affiliates and public officials.

iii.	The opinions, dated the Representation Date and the Expiration Date, of [—], counsel for the Sub-Adviser, in form and substance satisfactory to counsel for the Dealer Manager to the effect that:

(1)

The Sub-Adviser is a limited liability company, is validly existing and in good standing under the Delaware Limited Liability Company Act (6 Del. C §. 18 101, et seq.), and has, or at the relevant time had, necessary limited liability company power and authority to enter into and deliver the Portfolio Management Agreement and perform its obligations thereunder and to carry on its business as it is now being conducted and as described in the Registration Statement and the Prospectus. Based solely on (a) a status search report of the corporate records of the Secretary of State of the State of California, prepared by Corporation Service Company, dated as of the Expiration Date or the Representation Date, as the case may be, showing the “status” of the Sub-Adviser as “Active and in Good Standing,” and (b) certificates from public officials in the State of New York, such counsel shall confirm that the Sub-Adviser is qualified to do business in the following States: California and New York, such States being those in which its ownership or leasing of property or its conducting of business may require such qualification and where failure to so qualify would have a material adverse effect on the ability of the Sub-Adviser to perform its obligations under the Portfolio Management Agreement.

(2)	The execution, delivery and performance of the Portfolio Management Agreement by the Sub-Adviser have been, or were at the relevant time, duly authorized by all necessary limited liability company action of the Sub-Adviser and no other actions on the part of the Sub-Adviser or its members or any subsidiary of the Sub-Adviser or its members is necessary to authorize and consummate the transactions contemplated thereby, and the Portfolio Management Agreement has been duly and validly executed and delivered by the Sub-Adviser.

(3)	The Portfolio Management Agreement constitutes a legally valid and binding agreement of the Sub-Adviser, enforceable against the Sub-Adviser in accordance with its terms, subject to (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally; (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (d) the unenforceability of any provision requiring the payment of attorney’s fees, except to the extent that a court determines such fees to be reasonable. In addition, the opinions set forth above do not represent an opinion as to the reasonableness of the compensation payable under the Portfolio Management Agreement.

(4)	Neither the execution and delivery of the Portfolio Management Agreement by the Sub-Adviser, nor the consummation by the Sub-Adviser of transactions contemplated by the Portfolio Management Agreement, nor compliance by the Sub-Adviser with any of the terms and provisions of the Portfolio Management Agreement will:

(a) violate any provision of the Limited Liability Company Agreement of the Sub-Adviser, effective May 5, 2000, as amended on [—], which is still in full force and effect and which has not been further amended or supplemented through the date hereof,

(b) violate any federal, Delaware or New York statute, rule or regulation applicable to the Sub-Adviser (other than federal and state securities or blue sky laws, the Investment Company Act and the Advisers Act and the rules and regulations thereunder as to which such counsel need express no opinion),

(c) violate any agreement to which the Sub-Adviser is a party or by which it is bound and which is material to the Sub-Adviser’s businesses taken as a whole (the “Material Agreements”),

(d) violate any order, writ, injunction or decree, known to such counsel and applicable to the Sub-Adviser, or

(e) require any consents, approvals, authorizations, registrations, declarations or filings by the Sub-Adviser under any federal or Delaware statute, rule or regulation applicable to the Sub-Adviser, except as have been obtained under the Securities Act, the Investment Company Act, the Advisers Act and the rules and regulations thereunder.

No opinion need be expressed by such counsel in this paragraph 4 as to the application of Section 548 of the federal Bankruptcy Code and comparable provisions of state or foreign law or of any antifraud laws, antitrust or trade regulation laws.

(5)	The Sub-Adviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, Investment Company Act, or the rules and regulations thereunder from acting as investment adviser for the Fund as contemplated by the Portfolio Management Agreement and the Prospectus.

(6)	The description of the Sub-Adviser and its business, and the statements attributable to the Sub-Adviser, set forth in the Registration Statement and the Prospectus under the headings “[—]” do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(7)	Other than as disclosed in the Prospectus, there is no action, suit or proceeding before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, foreign or domestic, now pending or, to such counsel’s knowledge, threatened against the Sub-Adviser of a nature required to be disclosed in the Prospectus or that might reasonably result in any material adverse change in the ability of the Sub-Adviser to fulfill its obligations under the Portfolio Management Agreement.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Fund, the Sub-Adviser, their affiliates and public officials.

c.	The Dealer Manager shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Dealer Manager, such opinion or opinions, dated the Representation Date and the Expiration Date, with respect to the Offer, the Registration Statement, the Prospectus and other related matters as the Dealer Manager may reasonably require, and the Fund shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

d.	The Fund shall have furnished to the Dealer Manager a certificate of the Fund, signed by the President of the Fund, dated the Representation Date and the Expiration Date, to the effect that the signer of such certificate carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Dealer Manager Agreement and that, to the best of the signer’s knowledge:

i.	the representations and warranties of the Fund in this Dealer Manager Agreement are true and correct in all material respects on and as of the Representation Date or the Expiration Date, as the case may be (except that references to the Registration Statement or Prospectus shall be to such documents as they may have been amended or supplemented at the date of such certificate), with the same effect as if made on the Representation Date or the Expiration Date, as the case may be, and the Fund has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Representation Date or the Expiration Date, as the case may be;

ii.	no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Fund’s knowledge, threatened; and

iii.	since the date of the most recent balance sheet included or incorporated by reference in the Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Fund (excluding fluctuations in the Fund’s net asset value due to investment activities in the ordinary course of operations, and changes in the market price per share of the Common Shares and discount or premium of such market price per share to net asset value per share), except as set forth in or contemplated in the Prospectus (as it may be amended or supplemented at the date of such certificate).

e.	The Investment Manager shall have furnished to the Dealer Manager certificates of the Investment Manager, signed by the President, Treasurer, Secretary or Vice President or any other senior officer of comparable authority, dated the Representation Date and the Expiration Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Dealer Manager Agreement and, to the best knowledge of such signer, the representations and warranties of the Investment Manager in this Dealer Manager Agreement are true and correct in all material respects on and as of the Representation Date or the Expiration Date, as the case may be, with the same effect as if made on the Representation Date or the Expiration Date, as the case may be (except that references to the Registration Statement or Prospectus shall be to such documents as they may have been amended or supplemented at the date of such certificate).

f.	PricewaterhouseCoopers LLP shall have furnished to the Dealer Manager letters, dated the Representation Date and the Expiration Date, in form and substance satisfactory to the Dealer Manager stating in effect that:

i.	it is an independent registered public accounting firm with respect to the Fund within the meaning of the Securities Act and the applicable Rules and Regulations and the rules and regulations adopted by the Commission and the Public Accounting Oversight Board;

ii.	in its opinion, the audited financial statements examined by it and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Investment Company Act and the respective Rules and Regulations with respect to registration statements on Form N-2;

iii.	it has performed procedures specified by the Public Accounting Oversight Board for a review of the interim financial information for the period ended [—];

iv.

it has performed specified procedures, not constituting an audit in accordance with generally accepted auditing standards, including a reading of the latest available unaudited financial information of the Fund, a reading of the minute books of the Fund, and inquiries of officials of the Fund responsible for financial and accounting matters and on the basis of such inquiries and procedures nothing came to its attention that caused it to believe that at a specified date not more than five business days prior to the Representation Date or the Expiration Date, as the case may be, there was any change in the Common Shares, any decrease in net assets or any increase in long-term debt of the Fund as compared with amounts shown in the most recent statement of assets and liabilities included or incorporated by reference in the Registration Statement, except as the Registration Statement discloses has occurred or may occur, or they shall state any specific changes, increases or decreases; and

v.	in addition to the procedures referred to in clause (iii) above, it has compared certain dollar amounts (or percentages as derived from such dollar amounts) and other financial information regarding the operations of the Fund appearing in the Registration Statement, which have previously been specified by the Dealer Manager and which shall be specified in such letter, and have found such items to be in agreement with, the accounting and financial records of the Fund.

g.	Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (excluding an amendment or supplement subsequent to the Representation Date), there shall not have been (i) any change, increase or decrease specified in the letter or letters referred to in Section 6(f), or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business prospects, net worth or results of operations of the Fund, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Dealer Manager, so material and adverse as to make it impractical or inadvisable to proceed with the Offer as contemplated by the Registration Statement and the Prospectus.

h.	Prior to the Representation Date, the Fund and the Investment Manager shall have furnished to the Dealer Manager such further information, certificates and documents as the Dealer Manager or its counsel may reasonably request.

i.	If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Dealer Manager Agreement or waived by the Dealer Manager, or if any of the opinions and certificates mentioned above or elsewhere in this Dealer Manager Agreement shall not be in all material respects satisfactory in form and substance to the Dealer Manager and its counsel, this Dealer Manager Agreement and all obligations of the Dealer Manager hereunder may be canceled at, or at any time prior to, the Expiration Date by the Dealer Manager. Notice of such cancellation shall be given to the Fund in writing or by telephone confirmed in writing.

7.	Indemnity and Contribution.

a.

Each of the Fund and the Investment Manager, jointly and severally, agrees to indemnify, defend and hold harmless the Dealer Manager, its partners, directors and officers, and any person who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Dealer Manager or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Fund) or in a Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include any preliminary prospectus, the Offering Materials, the Prospectus and the Prospectus as amended or supplemented by the Fund), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading (with respect to the Prospectus, in light of the circumstances under which they were made), except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Dealer Manager to the Fund, the Investment Manager or the Sub-Adviser expressly for use with reference to the Dealer Manager in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading (with respect to the Prospectus, in light of the circumstances under which they were made).

If any action, suit or proceeding (together, a “Proceeding”) is brought against the Dealer Manager or any such person in respect of which indemnity may be sought against the Fund or the Investment Manager pursuant to the foregoing paragraph, the Dealer Manager or such person shall promptly notify the Fund and the Investment Manager in writing of the institution of such Proceeding and the Fund or the Investment Manager shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Fund or the Investment Manager shall not relieve the Fund or the Investment Manager from any liability which the Fund or the Investment Manager may have to the Dealer Manager or any such person or otherwise. The Dealer Manager or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Dealer Manager or of such person unless the employment of such counsel shall have been authorized in writing by the Fund or the Investment Manager, as the case may be, in connection with the defense of such Proceeding or the Fund or the Investment Manager shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Fund or the Investment Manager (in which case the Fund or the Investment Manager shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Fund or the Investment Manager and paid as incurred (it being understood, however, that the Fund or the Investment Manager shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Neither the Fund nor the Investment Manager shall be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Fund or the Investment Manager, the Fund or the Investment Manager, as the case may be, agrees to indemnify and hold harmless the Dealer Manager and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

b.

The Dealer Manager agrees to indemnify, defend and hold harmless the Fund and the Investment Manager, and each of their respective shareholders, partners, managers, members, trustees, directors and officers, and any person who controls the Fund or the Investment Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Fund or the Investment Manager or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Dealer Manager to the Fund, the Investment Manager or the Sub-Adviser expressly for use with reference to the Dealer Manager in the

Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Fund) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading (with respect to the Prospectus, in light of the circumstances under which they were made).

If any Proceeding is brought against the Fund, the Investment Manager or any such person in respect of which indemnity may be sought against the Dealer Manager pursuant to the foregoing paragraph, the Fund, the Investment Manager or such person shall promptly notify the Dealer Manager in writing of the institution of such Proceeding and the Dealer Manager shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Dealer Manager shall not relieve the Dealer Manager from any liability which the Dealer Manager may have to the Fund, the Investment Manager or any such person or otherwise. The Fund, the Investment Manager or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Fund, the Investment Manager or such person, as the case may be, unless the employment of such counsel shall have been authorized in writing by the Dealer Manager in connection with the defense of such Proceeding or the Dealer Manager shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Dealer Manager (in which case the Dealer Manager shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Dealer Manager may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Dealer Manager), in any of which events such fees and expenses shall be borne by the Dealer Manager and paid as incurred (it being understood, however, that the Dealer Manager shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Dealer Manager shall not be liable for any settlement of any such Proceeding effected without the written consent of the Dealer Manager but if settled with the written consent of the Dealer Manager, the Dealer Manager agrees to indemnify and hold harmless the Fund, the Investment Manager and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

c.

If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Investment Manager on the one hand and the Dealer Manager on the other hand from the Offer or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Investment Manager on the one hand and of the Dealer Manager on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Fund or the Investment Manager on the one hand and the Dealer Manager on the other shall be deemed to be in the same respective proportions as the total proceeds from the Offer (net of the Dealer Manager Fee but before deducting expenses) received by the Fund and the total Dealer Manager Fee received by the Dealer Manager, bear to the aggregate public offering price of the Shares. The relative fault of the Fund and the Investment Manager on the one hand and of the Dealer Manager on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Fund or the Investment Manager or by the Dealer Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

d.	The Fund and the Investment Manager and the Dealer Manager agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 7, the Dealer Manager shall not be required to contribute any amount in excess of the Dealer Manager Fee received by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

e.

Notwithstanding any other provisions in this Section 7, no party shall be entitled to indemnification or contribution under this Dealer Manager Agreement against any loss, claim, liability, expense or damage arising by reason of such person’s willful misfeasance, bad faith or gross negligence in the performance of its duties or such person’s reckless disregard of its obligations and duties under this Dealer Manager Agreement. The parties hereto acknowledge that this Section 7(e) shall not be construed to imply that the Dealer Manager has any obligations or duties under this Dealer Manager Agreement (except the obligation to solicit the exercise of Rights on the terms and subject to the conditions herein). For avoidance of doubt, it is understood that the Dealer Manager has no duty hereunder to the Fund or the Investment Manager to perform any due diligence investigation.

f.	The indemnity and contribution agreements contained in this Section 7 and the covenants, warranties and representations of the Fund contained in this Dealer Manager Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Dealer Manager, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Fund or the Investment Manager, its shareholders, partners, managers, members, trustees, directors or officers or any person who controls the Fund or the Investment Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Dealer Manager Agreement or the issuance and delivery of the Rights. The Fund and the Investment Manager and the Dealer Manager agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Fund or the Investment Manager, against any of the Fund’s or the Investment Manager’s shareholders, partners, managers, members, trustees, officers or directors in connection with the issuance of the Rights or the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

g.	The Fund and the Investment Manager acknowledge that the statement of the principal business address of the Dealer Manager under the caption “[—]” in the Prospectus constitutes the only information furnished in writing to the Fund by the Dealer Manager expressly for use in such document.

8.	Representations, Warranties and Agreements to Survive Delivery. The respective agreements, representations, warranties, indemnities and other statements of the Fund or its officers, of the Investment Manager and of the Dealer Manager set forth in or made pursuant to this Dealer Manager Agreement shall survive the Expiration Date and will remain in full force and effect, regardless of any investigation made by or on behalf of Dealer Manager or the Fund or the Investment Manager or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares pursuant to the Offer. The provisions of Sections 5 and 7 hereof shall survive the termination or cancellation of this Dealer Manager Agreement.

9.	Termination of Agreement.

a.	This Dealer Manager Agreement shall be subject to termination in the absolute discretion of the Dealer Manager, by notice given to the Fund prior to the expiration of the Offer, if prior to such time (i) financial, political, economic, currency, banking or social conditions in the United States or Switzerland shall have undergone any material change the effect of which on the financial markets makes it, in the Dealer Manager’s judgment, impracticable or inadvisable to proceed with the Offer, (ii) there has occurred any outbreak or material escalation of hostilities, terrorist activities or other calamity or crisis the effect of which on the financial markets of the United States or Switzerland is such as to make it, in the Dealer Manager’s judgment, impracticable or inadvisable to proceed with the Offer, (iii) trading in the Common Shares or in the Rights shall have been suspended by the Commission or the NYSE, (iv) trading in securities generally on the NYSE shall have been suspended or limited or (v) a banking moratorium shall have been declared either by Federal or New York State authorities.

b.	If this Dealer Manager Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 and the Dealer Manager shall not have any obligation to purchase any Shares upon exercise of Rights.

10.	Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Dealer Manager, will be mailed, delivered or telegraphed and confirmed to UBS Securities LLC, 299 Park Avenue, New York, New York 10171-0026, Attn: Todd Reit, and, if to the Fund or the Investment Manager, shall be sufficient in all respects if delivered or sent to the Fund or the Investment Manager, as the case may be, at the offices of the Fund or the Investment Manager at 1345 Avenue of the Americas, New York, New York 10105, Attn: Brian Shlissel.

11.	Successors. This Dealer Manager Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and will inure to the benefit of the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12.	Applicable Law. This Dealer Manager Agreement will be governed by and construed in accordance with the laws of the State of New York.

13.	Submission to Jurisdiction. Except as set forth below, no claim (a “Claim”) which relates to the terms of this Dealer Manager Agreement or the transactions contemplated hereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Fund, the Investment Manager and the Dealer Manager consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Fund, the Investment Manager and the Dealer Manager hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Dealer Manager Agreement is brought by any third party against the Dealer Manager or any indemnified party. Each of the Dealer Manager, the Fund (on its behalf and, to the extent permitted by applicable law, on behalf of its unitholders and affiliates) and the Investment Manager (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Dealer Manager Agreement. Each of the Dealer Manager, the Fund and the Investment Manager agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Dealer Manager, the Fund or the Investment Manager, as the case may be, and may be enforced in any other courts in the jurisdiction of which the Dealer Manager, the Fund or the Investment Manager is or may be subject, by suit upon such judgment.

14.	Counterparts. This Dealer Manager Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

15.	Disclaimer of Liability of Trustees and Beneficiaries. A copy of the Declaration of Trust of the Fund is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice hereby is given that this Dealer Manager Agreement is executed on behalf of the Fund by an officer or Trustee of the Fund in his or her capacity as an officer or Trustee of the Fund and not individually and that the obligations under or arising out of this Dealer Manager Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and properties of the Fund.

If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Fund, the Investment Manager and the Dealer Manager.

Very truly yours,

PIMCO INCOME STRATEGY FUND /
PIMCO INCOME STRATEGY FUND II

By:
Name:
Title:

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:
Name:
Title:

The foregoing Dealer Manager Agreement is hereby confirmed and accepted as of the date first above written.

UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

Exhibit A

PIMCO Income Strategy Fund /

PIMCO Income Strategy Fund II

[—] Common Shares

Issuable Upon Exercise of Transferable Rights

to Subscribe for Such Shares

SELLING GROUP AGREEMENT

UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

We understand that [PIMCO Income Strategy Fund / PIMCO Income Strategy Fund II], (the “Fund”) is issuing to its shareholders of record (“Record Date Shareholders”) as of the close of business on [—], 2010 (the “Record Date”) transferable rights (“Rights”) to subscribe for an aggregate of up to [—] shares (the “Shares”) of the Fund’s common shares of beneficial interest, par value $0.00001 per share (the “Common Shares”), upon the terms and subject to the conditions set forth in the Fund’s Prospectus (the “Prospectus”) dated [—], 2010 (the “Offer”). Pursuant to the terms of the Offer, the Fund is issuing each Record Date Shareholder one transferable right (each a “Right” and, collectively, the “Rights”) for each Common Share held by such Record Date Shareholder on the Record Date. Such Rights entitle their holders to acquire during the subscription period set forth in the Prospectus (the “Subscription Period”), at the price set forth in such Prospectus (the “Subscription Price”), one Share for each [—] Rights (except that any Record Date Shareholder who is issued fewer than [—] Rights will be able to subscribe for one full Share pursuant to the primary subscription), on the terms and conditions set forth in such Prospectus. No fractional Shares will be issued. Any Record Date Shareholder who fully exercises all Rights initially issued to such Record Date Shareholder (other than those Rights that cannot be exercised because they represent the right to acquire less than one Share) will be entitled to subscribe for, subject to allocation, additional Shares (the “Over-Subscription Privilege”) on the terms and conditions set forth in such Prospectus. The Rights are transferable and are expected to be listed on the New York Stock Exchange, Inc.

PIMCO Income Strategy Fund /

PIMCO Income Strategy Fund II

Soliciting Dealer Agreement - Page 2

Rights Offer Expiring [—], 2010, unless extended

We further understand that the Fund has appointed UBS Securities LLC to act as the dealer manager (the “Dealer Manager”) in connection with the Offer and has authorized the Dealer Manager to form and manage a group of broker-dealers (each a “Selling Group Member” and collectively the “Selling Group”) to solicit the exercise of Rights and to sell Shares purchased by the Dealer Manager from the Fund through the exercise of Rights.

We hereby express our interest in participating in the Offer as a Selling Group Member.

We hereby agree with you as follows:

1.	We have received and reviewed the Fund’s prospectus dated [—], 2010 (the “Prospectus”) relating to the Offer and we understand that additional copies of the Prospectus (or of the Prospectus as it may be subsequently supplemented or amended, if applicable) and any other solicitation materials authorized by the Fund relating to the Offer (“Offering Materials”) will be supplied to us in reasonable quantities upon our request therefor to you. We agree that we will not use any solicitation material other than the Prospectus (as supplemented or amended, if applicable) and such Offering Materials and we agree not to make any written representations concerning the Fund to any holders or prospective holders of Shares or Rights other than those contained in the Offering Materials or otherwise previously authorized in writing by the Fund or otherwise permitted by applicable law.

2.

From time to time during the period (the “Subscription Period”) commencing on [—], 2010 and ending at 5:00 p.m., New York City time, on the Expiration Date (the term “Expiration Date” means [—], 2010, unless and until the Fund shall, in its sole discretion, have extended the period for which the Offer is open, in which event the term “Expiration Date” with respect to the Offer will mean the latest time and date on which the Offer, as so extended by the Fund, will expire), we may solicit the exercise of Rights in connection with the Offer. We will be entitled to receive fees in the amounts and at the times described in Section 4 of this selling group agreement (the “Selling Group Agreement”) with

PIMCO Income Strategy Fund /

PIMCO Income Strategy Fund II

Soliciting Dealer Agreement - Page 3

Rights Offer Expiring [—], 2010, unless extended

respect to Shares purchased pursuant to the exercise of Rights and with respect to which [—] (the “Subscription Agent”) has received, no later than 5:00 p.m., New York City time, on the Expiration Date, either (i) a properly completed and executed Subscription Certificate identifying us as the broker-dealer having been instrumental in the exercise of such Rights, and full payment for such Shares or (ii) a Notice of Guaranteed Delivery guaranteeing to the Subscription Agent by the close of business of the third business day after the Expiration Date of a properly completed and duly executed Subscription Certificate, similarly identifying us, and full payment for such Shares. We understand that we will not be paid these fees with respect to Shares purchased pursuant to an exercise of Rights for our own account or for the account of any of our affiliates. We also understand and agree that we are not entitled to receive any fees in connection with the solicitation of the exercise of Rights other than pursuant to the terms of this Selling Group Agreement and, in particular, that we will not be entitled to receive any fees under the Fund’s Soliciting Dealer Agreement. We agree to solicit the exercise of Rights in accordance with the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Investment Company Act of 1940, as amended, and the rules and regulations under each such Act, any applicable securities laws of any state or jurisdiction where such solicitations may be lawfully made, the applicable rules and regulations of any self-regulatory organization or registered national securities exchange and customary practice and subject to the terms of the Subscription Agent Agreement between the Fund and the Subscription Agent and the procedures described in the Fund’s registration statement on Form N-2 (File Nos. 333-[—] and 811-[—]), as amended (the “Registration Statement”).

3.

From time to time during the Subscription Period, we may indicate interest in purchasing Shares from the Dealer Manager. We understand that from time to time the Dealer Manager intends to offer Shares obtained or to be obtained by the Dealer Manager through the exercise of Rights to Selling Group Members who have so indicated interest at prices which shall be determined by the Dealer Manager (the “Offering Price”). We agree that with respect to any such Shares purchased by us

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PIMCO Income Strategy Fund II

Soliciting Dealer Agreement - Page 4

Rights Offer Expiring [—], 2010, unless extended

from the Dealer Manager the sale of such Shares to us shall be irrevocable and we will offer them to the public at the Offering Price at which we purchase them from the Dealer Manager. Shares not sold by us at such Offering Price may be offered by us after the next succeeding Offering Price is set at the latest Offering Price set by the Dealer Manager. The Dealer Manager agrees that, if requested by any Selling Group Member, and subject to applicable law, the Dealer Manager will set a new Offering Price prior to 4:00 p.m., New York City time, on any business day. We agree to advise the Dealer Manager from time to time upon request, prior to the termination of this Selling Group Agreement, of the number of Shares remaining unsold which were purchased by us from the Dealer Manager and, on the Dealer Manager’s request, we will resell to the Dealer Manager any of such Shares remaining unsold at the purchase price thereof if in the Dealer Manager’s opinion such Shares are needed to make delivery against sales made to other Selling Group Members. Any shares purchased hereunder from the Dealer Manager shall be subject to regular way settlement through the facilities of the Depository Trust Company.

4.	We understand that you will remit to us on or before the tenth business day following the day the Fund issues Shares after the Expiration Date, following receipt by you from the Fund of the Dealer Manager Fee, a selling fee equal to [—]% of the Subscription Price per Share for (A) each Share issued pursuant to the exercise of Rights or the Over-Subscription Privilege pursuant to each Subscription Certificate upon which we are designated, as certified to you by the Subscription Agent, as a result of our solicitation efforts in accordance with Section 2 and (B) each Share sold by the Dealer Manager to us in accordance with Section 3 less any Shares resold to the Dealer Manager in accordance with Section 3. Your only obligation with respect to payment of the foregoing selling fee to us is to remit to us amounts owing to us and actually received by you from the Fund. Except as aforesaid, you shall be under no liability to make any payments to us pursuant to this Selling Group Agreement.

5.	We agree that you, as Dealer Manager, have full authority to take such action as may seem advisable to you in respect of all matters pertaining to the Offer. You are authorized to approve on our behalf any amendments or supplements to the Registration Statement or the Prospectus.

PIMCO Income Strategy Fund /

PIMCO Income Strategy Fund II

Soliciting Dealer Agreement - Page 5

Rights Offer Expiring [—], 2010, unless extended

6.	We represent that we are a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and, in making sales of Shares, agree to comply with all applicable rules of FINRA including, without limitation, NASD Conduct Rules 2420, 2730, 2740 and 2750 and FINRA Rule 5130. We understand that no action has been taken by you or the Fund to permit the solicitation of the exercise of Rights or the sale of Shares in any jurisdiction (other than the United States) where action would be required for such purpose. We agree that we will not, without your approval in advance, buy, sell, deal or trade in, on a when-issued basis or otherwise, the Rights or the Shares or any other option to acquire or sell Shares for our own account or for the accounts of customers, except as provided in Sections 2 and 3 hereof and except that we may buy or sell Rights or Shares in brokerage transactions on unsolicited orders which have not resulted from activities on our part in connection with the solicitation of the exercise of Rights and which are executed by us in the ordinary course of our brokerage business. We will keep an accurate record of the names and addresses of all persons to whom we give copies of the Registration Statement, the Prospectus, any preliminary prospectus (or any amendment or supplement thereto) or any Offering Materials and, when furnished with any subsequent amendment to the Registration Statement and any subsequent prospectus, we will, upon your request, promptly forward copies thereof to such persons.

7.	Nothing contained in this Selling Group Agreement will constitute the Selling Group Members partners with the Dealer Manager or with one another or create any association between those parties, or will render the Dealer Manager or the Fund liable for the obligations of any Selling Group Member. The Dealer Manager will be under no liability to make any payment to any Selling Group Member other than as provided in Section 4 of this Selling Group Agreement, and will be subject to no other liabilities to any Selling Group Member, and no obligations of any sort will be implied. We agree to indemnify and hold harmless you and each other Selling Group Member and each person, if any, who controls you and any such Selling Group Member within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against loss or liability caused by any breach by us of the terms of this Selling Group Agreement.

PIMCO Income Strategy Fund /

PIMCO Income Strategy Fund II

Soliciting Dealer Agreement - Page 6

Rights Offer Expiring [—], 2010, unless extended

8.	We agree to pay any transfer taxes which may be assessed and paid on account of any sales or transfers for our account.

9.	All communications to you relating to the Offer will be addressed to: UBS Securities LLC, 299 Park Avenue, New York, New York 10171-0026, Attn: William Dowson, Syndicate Department.

10.	This Selling Group Agreement will be governed by the internal laws of the State of New York.

PIMCO Income Strategy Fund /

PIMCO Income Strategy Fund II

Soliciting Dealer Agreement - Page 7

Rights Offer Expiring [—], 2010, unless extended

A signed copy of this Selling Group Agreement will be promptly returned to the Selling Group Member at the address set forth below.

Very truly yours,

UBS Securities LLC

By:
Name:
Title:

PLEASE COMPLETE THE INFORMATION BELOW:

Printed Firm Name	Address

Contact at Selling Group Member

Authorized Signature	Area Code and Telephone
Number

Name and Title	Facsimile Number

Dated:

Payment of the Selling Fee shall be mailed by check to the following address:

Exhibit B

PIMCO Income Strategy Fund /

PIMCO Income Strategy Fund II

Rights Offering for Common Shares

SOLICITING DEALER AGREEMENT

THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

[—], 2010, UNLESS EXTENDED

To Securities Dealers and Brokers:

The [PIMCO Income Strategy Fund / PIMCO Income Strategy Fund II], (the “Fund”) is issuing to its shareholders of record (“Record Date Shareholders”) as of the close of business on [—], 2010 (the “Record Date”) transferable rights (“Rights”) to subscribe for an aggregate of up to [—] shares (the “Shares”) of the Fund’s common shares of beneficial interest, par value $0.00001 per share (the “Common Shares”), upon the terms and subject to the conditions set forth in the Fund’s Prospectus (the “Prospectus”) dated [—], 2010 (the “Offer”). Each such Record Date Shareholder is being issued one Right for each full Common Share owned on the Record Date. Such Rights entitle their holders to acquire during the Subscription Period (as hereinafter defined) at the Subscription Price (as hereinafter defined), one Share for each [—] Rights (except that any Record Date Shareholder who is issued fewer than [—] Rights will be able to subscribe for one full Share pursuant to the primary subscription), on the terms and conditions set forth in such Prospectus. No fractional shares will be issued. Any Record Date Shareholder who fully exercises all Rights initially issued to such holder (other than those Rights that cannot be exercised because they represent the right to acquire less than one Share) will be entitled to subscribe for, subject to allocation, additional Shares (the “Over-Subscription Privilege”) on the terms and conditions set forth in such Prospectus. Shares acquired pursuant to the Over-Subscription Privilege are subject to allotment,

PIMCO Income Strategy Fund /

PIMCO Income Strategy Fund II

Soliciting Dealer Agreement - Page 2

Rights Offer Expiring [—], 2010, unless extended

as more fully described in the Prospectus. The Rights are transferable and are expected to be listed on the New York Stock Exchange, Inc. The Subscription Price will be as set forth in the Prospectus. The Subscription Period will commence on [—], 2010 and end at 5:00 p.m., New York City time on the Expiration Date (the term “Expiration Date” means [—], 2010, unless and until the Fund shall, in its sole discretion, have extended the period for which the Offer is open, in which event the term “Expiration Date” with respect to the Offer will mean the latest time and date on which the Offer, as so extended by the Fund, will expire).

For the duration of the Offer, the Fund has authorized and the Dealer Manager has agreed to reallow a Solicitation Fee to any qualified broker or dealer executing a Soliciting Dealer Agreement who solicits the exercise of Rights and the Over-Subscription Privilege in connection with the Offer and who complies with the procedures described below (a “Soliciting Dealer”). Upon timely delivery to [—], the Fund’s Subscription Agent for the Offer, of payment for Shares purchased pursuant to the exercise of Rights and the Over-Subscription Privilege and of properly completed and executed documentation as set forth in this Soliciting Dealer Agreement, a Soliciting Dealer will be entitled to receive the Solicitation Fee equal to [—]% of the Subscription Price per Share so purchased subject to a maximum fee based on the number of Common Shares held by such Soliciting Dealer through The Depository Trust Company (“DTC”) on the Record Date; provided, however, that no payment shall be due with respect to the issuance of any Shares until payment therefor is actually received. A qualified broker or dealer is a broker or dealer which is a member of a registered national securities exchange in the United States or the Financial Industry Regulatory Authority, Inc. (“FINRA”) or any foreign broker or dealer not eligible for membership who agrees to conform to the Rules of FINRA, including, without limitation, NASD Conduct Rules 2420, 2730, 2740 and 2750 and FINRA Rule 5130, in making solicitations in the United States to the same extent as if it were a member thereof.

The Fund has authorized and the Dealer Manager has agreed to pay the Solicitation Fees payable to the undersigned Soliciting Dealer and to indemnify such Soliciting Dealer on the terms set forth in the Dealer Manager Agreement, dated [•], 2010, among UBS Securities LLC as the dealer manager (the “Dealer Manager”), the Fund and others (the “Dealer Manager Agreement”). Solicitation

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PIMCO Income Strategy Fund II

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Rights Offer Expiring [—], 2010, unless extended

and other activities by Soliciting Dealers may be undertaken only in accordance with the applicable rules and regulations of the Securities and Exchange Commission and only in those states and other jurisdictions where such solicitations and other activities may lawfully be undertaken and in accordance with the laws thereof. Compensation will not be paid for solicitations in any state or other jurisdiction in which, in the opinion of counsel to the Fund or counsel to the Dealer Manager, such compensation may not lawfully be paid. No Soliciting Dealer shall be paid Solicitation Fees with respect to Shares purchased pursuant to an exercise of Rights and the Over-Subscription Privilege for its own account or for the account of any affiliate of the Soliciting Dealer. No Soliciting Dealer or any other person is authorized by the Fund or the Dealer Manager to give any information or make any representations in connection with the Offer other than those contained in the Prospectus and other authorized solicitation material furnished by the Fund through the Dealer Manager. No Soliciting Dealer is authorized to act as agent of the Fund or the Dealer Manager in any connection or transaction. In addition, nothing herein contained shall constitute the Soliciting Dealers partners with the Dealer Manager or with one another, or agents of the Dealer Manager or of the Fund, or create any association between such parties, or shall render the Dealer Manager or the Fund liable for the obligations of any Soliciting Dealer. The Dealer Manager shall be under no liability to make any payment to any Soliciting Dealer, and shall be subject to no other liabilities to any Soliciting Dealer, and no obligations of any sort shall be implied.

In order for a Soliciting Dealer to receive Solicitation Fees, the Subscription Agent must have received from such Soliciting Dealer no later than 5:00 p.m., New York City time, on the Expiration Date, either (i) a properly completed and duly executed Subscription Certificate with respect to Shares purchased pursuant to the exercise of Rights and the Over-Subscription Privilege and full payment for such Shares; or (ii) a Notice of Guaranteed Delivery guaranteeing delivery to the Subscription Agent by close of business on the third business day after the Expiration Date, of (a) full payment for such Shares and (b) a properly completed and duly executed Subscription Certificate with respect to Shares purchased pursuant to the exercise of Rights. Solicitation Fees will only be paid after receipt by the Subscription Agent of a properly completed and duly executed Soliciting Dealer Agreement and a Subscription Certificate designating the Soliciting Dealer in the applicable portion hereof. In the case of a Notice of Guaranteed Delivery,

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Solicitation Fees will only be paid after delivery in accordance with such Notice of Guaranteed Delivery has been effected. Solicitation Fees will be paid by the Fund (through the Subscription Agent) to the Soliciting Dealer by check to an address designated by the Soliciting Dealer below by the tenth business day following the day the Fund issues Shares after the Expiration Date.

All questions as to the form, validity and eligibility (including time of receipt) of this Soliciting Dealer Agreement will be determined by the Fund, in its sole discretion, which determination shall be final and binding. Unless waived, any irregularities in connection with a Soliciting Dealer Agreement or delivery thereof must be cured within such time as the Fund shall determine. None of the Fund, the Dealer Manager, the Subscription Agent, the Information Agent for the Offer or any other person will be under any duty to give notification of any defects or irregularities in any Soliciting Dealer Agreement or incur any liability for failure to give such notification.

The acceptance of Solicitation Fees from the Fund by the undersigned Soliciting Dealer shall constitute a representation by such Soliciting Dealer to the Fund that: (i) it has received and reviewed the Prospectus; (ii) in soliciting purchases of Shares pursuant to the exercise of the Rights and the Over-Subscription Privilege, it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the applicable rules and regulations thereunder, any applicable securities laws of any state or jurisdiction where such solicitations were made, and the applicable rules and regulations of any self-regulatory organization or registered national securities exchange; (iii) in soliciting purchases of Shares pursuant to the exercise of the Rights and the Over-Subscription Privilege, it has not published, circulated or used any soliciting materials other than the Prospectus and any other authorized solicitation material furnished by the Fund through the Dealer Manager and has not made any written representations concerning the Fund to any holders or prospective holders of Shares or Rights other than those contained in such materials or otherwise previously authorized in writing by the Fund or otherwise permitted by applicable law; (iv) it has not purported to act as agent of the Fund or the Dealer Manager in any connection or transaction relating to the Offer; (v) the information contained in this Soliciting Dealer Agreement is, to its best knowledge, true and complete; (vi) it is not affiliated with the Fund; (vii) it

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will not accept Solicitation Fees paid by the Fund pursuant to the terms hereof with respect to Shares purchased by the Soliciting Dealer pursuant to an exercise of Rights and the Over-Subscription Privilege for its own account; (viii) it will not remit, directly or indirectly, any part of Solicitation Fees paid by the Fund pursuant to the terms hereof to any beneficial owner of Shares purchased pursuant to the Offer; and (ix) it has agreed to the amount of the Solicitation Fees and the terms and conditions set forth herein with respect to receiving such Solicitation Fees. By returning a Soliciting Dealer Agreement and accepting Solicitation Fees, a Soliciting Dealer will be deemed to have agreed to indemnify the Fund and the Dealer Manager against losses, claims, damages and liabilities to which the Fund may become subject as a result of the breach of such Soliciting Dealer’s representations made herein and described above. In making the foregoing representations, Soliciting Dealers are reminded of the possible applicability of the anti-manipulation rules under the Exchange Act if they have bought, sold, dealt in or traded in any Shares for their own account since the commencement of the Offer.

Upon expiration of the Offer, no Solicitation Fees will be payable to Soliciting Dealers with respect to Shares purchased thereafter.

Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Dealer Manager Agreement or, if not defined therein, in the Prospectus.

This Soliciting Dealer Agreement will be governed by the laws of the State of New York.

Please execute this Soliciting Dealer Agreement below accepting the terms and conditions hereof and confirming that you are a member firm of the FINRA or a foreign broker or dealer not eligible for membership who has conformed to the Rules of FINRA, including without limitation, NASD Conduct Rules 2420, 2730, 2740 and 2750 and FINRA Rule 5130, in making solicitations of the type being undertaken pursuant to the Offer in the United States to the same extent as if you were a member thereof, and certifying that you have solicited the purchase of the Shares pursuant to exercise of the Rights, all as described above, in accordance with the terms and conditions set forth in this Soliciting Dealer

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Agreement. Please forward two executed copies of this Soliciting Dealer Agreement to UBS Securities LLC, 299 Park Avenue, New York, New York 10171-0026, Attn: William Dowson, Syndicate Department.

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A signed copy of this Soliciting Dealer Agreement will be promptly returned to the Soliciting Dealer at the address set forth below.

Very truly yours,

UBS Securities LLC

By:
Name:
Title:

PLEASE COMPLETE THE INFORMATION BELOW:

Printed Firm Name	Address

Contact at Soliciting Dealer

Authorized Signature	Area Code and Telephone Number

Name and Title	Facsimile Number

Dated:

Payment of the Solicitation Fee shall be mailed

by check to the following address: